AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                              REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933
                              ---------------------

                                                        AGWAY
             AGWAY INC.                          FINANCIAL CORPORATION
     (EXACT NAME OF REGISTRANT                 (EXACT NAME OF REGISTRANT
     AS SPECIFIED IN ITS CHARTER)             AS SPECIFIED IN ITS CHARTER)
             DELAWARE                                  DELAWARE
       (STATE OF INCORPORATION)                 (STATE OF INCORPORATION)
            15-0277720                                06-1174232
 (I.R.S. EMPLOYER IDENTIFICATION NO.)      (I.R.S. EMPLOYER IDENTIFICATION NO.)
        333 BUTTERNUT DRIVE,                   1105 NORTH MARKET STREET,
       DEWITT, NEW YORK 13214                  WILMINGTON, DELAWARE 19801
       (ADDRESS OF PRINCIPAL                      (ADDRESS OF PRINCIPAL
         EXECUTIVE OFFICES)                         EXECUTIVE OFFICES)
           315-449-6431                                302-654-8371


                            CHRISTOPHER W. FOX, Esq.
                                   AGWAY INC.
                                    BOX 4933
                          Syracuse, New York 13221-4933
                                  315-449-6436
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                              ---------------------


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as  practicable  on or after the effective  date of this  Registration
      Statement.
      If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     ---
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                                                      ---
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement number of the earlier effective registration statement for the same offering. X
                                 ---
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                       ---
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                                ---

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                 AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING        AMOUNT OF
SECURITIES TO BE REGISTERED                             REGISTERED           PER UNIT              PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
AGWAY INC.
Guarantee of the Debt Securities....................             (1)                                     (1)                None
AGWAY FINANCIAL CORPORATION
Guaranteed, Subordinated Member and
  Subordinated Money Market Certificates............               *           100%                       *                    *
Guaranteed, Subordinated Member and
  Subordinated Money Market Certificates under
  the Interest Reinvestment Option..................               *           100%                       *                    *
                                                      --------------                          --------------        -------------
                                                      $   49,000,000                          $   49,000,000        $   14,848.00
                                                      ==============                          ==============        =============

*     The principal  amount of Certificates  sold at a particular  interest rate and maturity date and the proceeds realized can vary. However, the aggregate price to the public will not exceed $49,000,000.
(1)   No consideration will be received by Agway Inc. for the Guarantee.
--------------------------------------------------------------------------------
The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         FORM S-3 REGISTRATION NO. 333-
--------------------------------------------------------------------------------

The Registrants, Agway Inc. and Agway Financial Corporation, have filed this Registration Statement to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act. The earlier effective Registration Statement, Form S-3, No. 333-62509, relates to the securities registered hereunder, and the contents thereof are incorporated by reference.

ITEM 16.  EXHIBITS

  4   -    By-Laws of Agway Inc., as amended to December 8, 2000,filed herewith.

  5   -    Opinions of Christopher  W. Fox, Esq., dated December 13, 2000, filed herewith.

 23   -    Consent of Counsel.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, State of New York, on December 13, 2000.

                                   AGWAY INC.
                                  (Registrant)

                                   By           /s/ Donald P. Cardarelli
                                       -----------------------------------------
                                                DONALD P. CARDARELLI
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                             TITLE                                   DATE
            ---------                             -----                                   ----


     /s/ Donald P. Cardarelli       President and Chief Executive Officer            December 13, 2000
       (DONALD P. CARDARELLI)          (Principal Executive Officer)



     /s/ Peter J. O'Neill                Senior Vice President,                      December 13, 2000
        (PETER J. O'NEILL)                   Finance & Control
                                        (Principal Financial Officer
                                       & Principal Accounting Officer)



     /s/ Gary K. Van Slyke                   Chairman of the                         December 13, 2000
      (GARY K. VAN SLYKE)                   Board and Director



     /s/ Andrew J. Gilbert                 Vice Chairman of the                      December 13, 2000
      (ANDREW J. GILBERT)                   Board and Director



     /s/ Keith H. Carlisle                      Director                             December 13, 2000
       (KEITH H. CARLISLE)



     /s/ D. Gilbert Couser                      Director                             December 13, 2000
      (D. GILBERT COUSER)




            SIGNATURE                             TITLE                                   DATE
            ---------                             -----                                   ----
     /s/ Robert L. Marshman                      Director                            December 13, 2000
       (ROBERT L. MARSHMAN)



     /s/ Jeffrey B. Martin                       Director                            December 13, 2000
       (JEFFREY B. MARTIN)



     /s/ Samuel F. Minor                         Director                            December 13, 2000
      (SAMUEL F. MINOR)



     /s/ Richard H. Skellie                      Director                            December 13, 2000
      (RICHARD H. SKELLIE)



     /s/ Carl D. Smith                           Director                            December 13, 2000
       (CARL D. SMITH)



     /s/ Thomas E. Smith                         Director                            December 13, 2000
      (THOMAS E. SMITH)



     /s/ Joel L. Wenger                          Director                            December 13, 2000
       (JOEL L. WENGER)



     /s/ Edwin C. Whitehead                      Director                            December 13, 2000
       (EDWIN C. WHITEHEAD)



     /s/ Dennis C. Wolff                         Director                            December 13, 2000
       (DENNIS C. WOLFF)



     /s/ William W. Young                        Director                            December 13, 2000
       (WILLIAM W. YOUNG)


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, State of New York, on December 13, 2000.


                                         AGWAY FINANCIAL CORPORATION
                                         (Registrant)


                                         By      /s/ Donald P. Cardarelli
                                            ------------------------------------
                                                   DONALD P. CARDARELLI
                                            CHAIRMAN OF THE BOARD, PRESIDENT,
                                                    AND DIRECTOR
                                              (PRINCIPAL EXECUTIVE OFFICER)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                             TITLE                               DATE
       ---------                             -----                               ----

    /s/ Donald P. Cardarelli        Chairman of the Board,                 December 13, 2000
     (DONALD P. CARDARELLI)          President and Director
                                     (Principal Executive Officer)



    /s/ Peter J. O'Neill            Vice President and Director            December 13, 2000
      (PETER J. O'NEILL)            (Principal Financial Officer and
                                     Principal Accounting Officer)



    /s/ Christopher W. Fox                   Director                      December 13, 2000
     (CHRISTOPHER W. FOX)

                                       5